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                                                                    EXHIBIT 10.1

                              CONSULTANT AGREEMENT

         AN AGREEMENT, by and between Wolverine Tube, Inc. ("Company") and James
E. Deason, an individual with an address in Huntsville, Alabama ("Consultant"):

         WHEREAS, Company desires Consultant to provide certain consulting services following his retirement; and

         WHEREAS, Consultant is willing to provide such services and the Company is willing to provide certain benefits to Consultant;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises recited herein, agree as follows:

         1. Consultant shall provide such financial and accounting consulting services as the Chief Executive Officer, the Chief Financial Officer or the Board of Directors may request during the term of the Agreement, up to 55 hours, for the consideration outlined in Paragraph 2A below. Thereafter, for the consideration outlined in Paragraph 2B below and an additional $100.00 for each hour worked, the Chief Executive Officer, the Chief Financial Officer or the Board of Directors may request during the term of the Agreement that the Consultant provide up to an additional 100 hours of services.

         2. As full and total compensation for services rendered under this
Agreement:

         A. Company shall amend the following option awards held by Consultant to permit the vesting of: (i) the portion of the option granted under the Option Agreement dated April 11, 2002 scheduled to vest on April 11, 2005, and (ii) the portion of the option granted under the Option Agreement dated May 19, 2004 scheduled to vest on May 19, 2005.

         B. Company shall provide retiree medical insurance coverage under Company's group health plan at the active employee rate.

         Company shall not be responsible for deducting from any consideration paid under this Agreement any taxes, unemployment, social security, or other expense. Moreover, Consultant, his employees, agents, and independent contractors shall have no authority, nor shall they represent themselves as having any authority, to bind Company in any manner whatsoever.

         No additional compensation or fee shall be payable by Company to Consultant by reason of any benefit gained by Company directly or indirectly through Consultant's efforts in Company's behalf, nor shall Company be liable in any way for any additional compensation, fee or expenses unless the parties have expressly agreed thereto in writing.

         3. Company shall reimburse Consultant for reasonable travel expenses in accordance with the expense account policies of Company in a cumulative amount not to exceed $1000.00. Consultant shall submit application for such reimbursement in a form acceptable to the Company and shall include all backup documentation.


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         4. Consultant is an independent contractor and neither an agent nor employee of Company. Consultant shall not represent himself as an agent of Company and may not commit or obligate Company in any way to other parties. Consultant hereby waives any entitlement to any benefits or privileges provided by Company to its employees.

         5. In view of the services to be performed hereunder, Consultant agrees that:

                  (a) Except as an authorized representative of Company may otherwise consent in writing, Consultant will not disclose to any third party at any time, either during or subsequent to the term of this Agreement, any information, knowledge, or data of Company which he may receive or develop during said term relating to inventions, discoveries, formulas, processes, methods, machines, compositions, computer programs, accounting methods, financial information, or business plans and information systems, or other matters which are of a proprietary or confidential nature, including any information or data of others which Company is obligated to maintain in confidence, and that it will not use such information, knowledge, or data for purposes beyond the scope of this Agreement except as an authorized officer of Company may otherwise consent in writing.

                  (b) All written or otherwise documented information and information-bearing materials which may be prepared by or furnished to Consultant under this Agreement shall be and remain the exclusive property of Company and shall be delivered to Company upon termination of this Agreement or upon earlier request of Company.

                  (c) Company shall have the full and unrestricted right to use and publish any information, knowledge, or data disclosed by Consultant to Company subject only to such prior rights as may arise under the patent and copyright statutes, except that Consultant shall not be entitled to assert against Company any such rights belonging to Consultant unless it shall have notified Company in writing thereof prior to the effective date of this Agreement.

         6. Consultant hereby represents and warrants that;

                  (a) With respect to any information, knowledge, or data disclosed by Consultant to Company in the performance of this Agreement, Consultant has the full and unrestricted right to disclose the same.

                  (b) Consultant is free to undertake the services required by this Agreement, and that there is no conflict of interest between his performance of this Agreement and any obligation he may have to other parties.

         7. The services to be provided under this Agreement are to be performed entirely at Consultant's risk. Consultant shall indemnify Company and hold it harmless from any liability, cost, or expense, including attorneys' fees, arising out of, or in connection with, any wrongful or



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negligent action or failure to act by Consultant, his employees, agents, or independent contractors.

         8. The Consultant's rights and obligations under this Agreement may not be assigned without prior written consent of Company.

         9. This Agreement shall be effective March 31, 2005. It shall terminate no later than December 31, 2006 unless it is extended by mutual agreement. This Agreement may be earlier terminated by Company for the convenience of the Company, in which case Company shall have no obligation to Consultant for any services or costs incurred by Consultant after Consultant's receipt of Company's notice of termination. The obligations of Consultant under paragraphs 5 & 7, above, shall survive and not be affected by any termination of this services Contract, or by its expiration.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         11. This Agreement shall constitute the sole agreement between the parties hereto with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings relating to the subject matter hereof. No change or amendment to this Agreement shall be binding unless in writing and signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed as of the date indicated below.

James E. Deason                             Wolverine Tube, Inc.
---------------------------------           ----------------------------------
CONSULTANT                                  COMPANY

By:       /s/ James E. Deason               By:      /s/ Dennis J. Horowitz
      ---------------------------                 ----------------------------
      Signature                                   Signature
Name:       James E. Deason                 Name:       Dennis J. Horowitz
      ---------------------------                 ----------------------------
      Printed                                     Printed

                                            Title: Chairman, President and Chief
                                                   Executive Officer

Date: February 10, 2005                     Date:  February 10, 2005